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Exhibit 32.1


                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

         The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2003 filed by Implant Sciences Corporation with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  October 1, 2003                    By: /s/  ANTHONY J. ARMINI
                                              --------------------------
                                               Anthony J. Armini, President
                                               and Chief Executive Officer

Date:  October 1, 2003                    By: /s/  DIANE J. RYAN
                                              ----------------------
                                               Diane J. Ryan, VP Finance
                                               and Chief Financial Officer